Exhibit 10.21

Mr. Ralph Baxter

Ralph Baxter, Inc.

37 Hamilton Avenue

Wheeling, WV 26003

June 16, 2020

RE: Fifth Amendment to Consulting Agreement dated March 1, 2016

Dear Ralph:

This Fifth Amendment (the “Fifth Amendment”) amends the previously signed Consulting Agreement by and between Integration Appliance, Inc. (“Company”) and Ralph Baxter, Inc. (“Consultant”) dated March 1, 2016, and amended on April 28, 2017, January 1, 2019, April 30, 2019, and on December 18, 2019 (as amended, the “Agreement”).

1.	The parties agree to extend the term of the Agreement. Therefore, Section 6(c) of the Agreement shall be deleted in its entirety and replaced as follows:

“(c) Expiration. Unless terminated earlier, this Agreement will expire on June 30, 2021.”

Unless otherwise specified, capitalized terms used herein shall have the meanings set forth in the Agreement. This Fifth Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or pdf signature shall be considered valid as if an original signature.

Except as specifically amended by this Fifth Amendment, the Agreement remains in full force and effect. To the extent that there is any conflict between the provisions of this Fifth Amendment and the Agreement, the provisions of this Fifth Amendment shall prevail.

IN WITNESS WHEREOF, the parties, through the signatures below of their duly authorized officers, have executed this Fifth Amendment as of the dates set forth below.

RALPH BAXTER, INC.		INTEGRATION APPLIANCE, INC.

By:	/s/ Ralph Baxter	By:	/s/ Stephen Robertson
Name:	Ralph Baxter	Name:	Stephen Robertson
Title:	Principal	Title:	CFO
Date:	17 June 2020	Date:	17 June 2020